Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Tenet Healthcare Corporation:

We consent to the incorporation by reference in Tenet Healthcare Corporation’s registration statements on Form S-3 (Nos. 33-57801, 33-55285, 333-21867, 333-24955 and 333-26621) and registration statements on Form S-8 (Nos. 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482, 333-74216, 333-151884, and 333-151887) of our report dated February 26, 2007, except for Notes 1, 3, 4, 5, 6, 12, and 14, which are as of December 15, 2008, Notes 7, 10 and 13, which are as of February 23, 2009, and adoption of SFAS 160, which is as of May 12, 2009, with respect to the consolidated statements of operations, other comprehensive income (loss), changes in equity and cash flows of Tenet Healthcare Corporation for the year ended December 31, 2006.

Our report refers to a change in the Company’s method of accounting for noncontrolling interests in 2009 retrospective to all years presented due to the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.

/s/ KPMG LLP

Dallas, Texas
May 12, 2009